UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

DYCOM INDUSTRIES, INC.

((Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2020, the named executive officers (the “NEOs”) of Dycom Industries, Inc. (the “Company”) requested that the Compensation Committee of the Board of Directors (the “Compensation Committee”) temporarily reduce the base salaries of the NEOs in light of the economic uncertainty resulting from the COVID-19 pandemic. The Compensation Committee approved the NEO salary reductions on March 27, 2020. These salary reductions are made in connection with a broad-based reduction of salaries with respect to the Company’s officers.

Steven E. Nielsen will voluntarily reduce his base salary by 29%, and each of Timothy R. Estes, H. Andrew DeFerrari, Ryan F. Urness and Scott P. Horton will voluntarily reduce their base salaries by 15%. These reduced salaries are effective March 29, 2020, and will revert to the prior amounts on November 28, 2020 (these reduced salaries would revert to their prior amounts before this date were the Company to enter into an agreement effecting a Change of Control, as defined in each of the NEOs’ employment agreements). The calculation of any fiscal year 2021 annual bonus awards or any severance payments to the NEOs will be based on the pre-reduction salary amounts for each NEO, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 30, 2020

DYCOM INDUSTRIES, INC. (Registrant)

By:	/S/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary